SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Clear Channel Communications, Inc.
                (Name of Registrant as Specified In Its Charter)


                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        (1)     Title of each class of securities to which transaction applies:


        (2)     Aggregate number of securities to which transaction applies:


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        (4)     Proposed maximum aggregate value of transaction:


        (5)     Total fee paid:

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing party:


         (4)      Date filed:

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                                 P.O. BOX 659512
                          SAN ANTONIO, TEXAS 78265-9512


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            To Be Held July 13, 1998

To our Shareholders:

         I am pleased to report to you that your Board of Directors has approved a two-for-one split of the Common Stock of Clear Channel Communications, Inc. The split is subject to shareholder approval of an amendment to the Company's articles of incorporation increasing the number of authorized shares of Common Stock in order to provide sufficient additional shares to make the split possible. The Board of Directors has also approved a separate amendment to the Company's articles of incorporation to authorize the issuance of a new class of preferred stock which will give the Company additional flexibility to obtain financing and to pursue its acquisition strategy while at the same time remaining consistent with corporate governance principles.

         The Board of Directors unanimously recommends that shareholders approve the proposed amendments, which are more fully described in the accompanying materials. Toward that end, you are hereby given notice of and invited to attend, in person or by proxy, a Special Meeting of Shareholders of the Company to be held at 200 Concord Plaza (Paine Webber Conference Room-3rd Floor), San Antonio, Texas on July 13, 1998, at 11:00 a.m., for the following purposes:

         1. To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 150 million shares to 600 million shares.

         2. To amend the Articles of Incorporation to authorize the issuance of 8 million shares of a new class of preferred stock.

         3. To transact any other business which may properly come before the Meeting or any adjournment thereof.

         Your vote is important, since approval of the amendments requires the vote of two-thirds of the outstanding shares of Common Stock. As a result, IF YOU DO NOT ATTEND THE MEETING IN PERSON OR RETURN YOUR PROPERLY COMPLETED AND SIGNED PROXY CARD, YOU WILL EFFECTIVELY BE VOTING AGAINST THE AMENDMENTS.

         Your attention is invited to the accompanying Proxy Statement. In addition, although mere attendance at the Meeting will not revoke the proxy, a shareholder present at the Meeting may revoke his or her proxy and vote in person. To assure that your shares are represented at the Meeting, please complete, date, sign and mail the enclosed proxy card in the return envelope provided for that purpose.

                                            By Order of the Board of Directors



                                            L. Lowry Mays
                                            Chairman of the Board
                                            and Chief Executive Officer
San Antonio, Texas
May ___, 1998

2


                       CLEAR CHANNEL COMMUNICATIONS, INC.

                     PROXY STATEMENT FOR SPECIAL MEETING OF
                      SHAREHOLDERS TO BE HELD JULY 13, 1998

                               GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy card is furnished in connection with the solicitation by the Board of the Directors (the "Board") of Clear Channel Communications, Inc. (the "Company") of proxies for use at a Special Meeting of Shareholders (the "Meeting") to be held on July 13, 1998, or at any adjournment thereof, as set forth in the accompanying Notice of Special Meeting of Shareholders. Proxies are solicited to give all shareholders of record at the close of business on May 28, 1998, an opportunity to vote on matters that come before the Meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

         When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choice by marking the appropriate box on the enclosed proxy card. If your proxy card is signed and returned without specifying a choice, the shares will be voted as recommended by the directors. You may revoke your proxy at any time before it is exercised by so notifying the Secretary of the Company in writing or in person. Any proxy which is not revoked will be voted at the Meeting. This Proxy Statement and the accompanying proxy card are being sent to the shareholders of the Company on or about June 1, 1998.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as a negative vote or vote "against" a particular matter. The affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote at the Meeting is required in order to adopt the proposals set forth in the accompanying Notice of Special Meeting of Shareholders. If you do not attend the meeting in person or return your properly completed and signed proxy card, you will effectively be voting against the amendments. If the amendment relating to the Common Stock is not approved, the Company will be unable to effect its proposed two-for-one stock split as described in the accompanying Notice of Special Meeting of Shareholders. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Proxies in the form enclosed will be voted at the Meeting, if properly signed, returned to the Company prior to the Meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company prior to the convening of the Meeting, or by presenting another proxy card with a later date. If you attend the Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used. Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting.

         On May 28, 1998, the record date for determination of shareholders entitled to notice of and to vote at the Meeting, there were ____________ shares of Common Stock issued and outstanding and entitled to vote at the Meeting.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The table below sets forth information concerning the beneficial ownership of the Company's Common Stock as of May 15, 1998, for the directors, the chief executive officer, the four most highly compensated other executive officers, the directors and executive officers as a group, and each person known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock. Except as otherwise noted, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                       Amount and Nature of       Percent
          Name                                                         Beneficial Ownership       of Class
L. Lowry Mays...................................................            15,225,668 (1)           12%
Karl Eller......................................................             2,205,525 (2)           2%
Mark P. Mays....................................................               480,756 (3)            *
Alan D. Feld....................................................                60,250 (4)            *
B. J. McCombs...................................................            11,190,186 (5)           9%
Theodore H. Strauss.............................................               134,037 (6)            *
John H. Williams................................................                35,400 (7)            *
Scott Eller.....................................................               951,469 (8)           1%
Randall T. Mays.................................................               323,037 (9)            *
Putnam Investments(10)..........................................            10,790,769               9%
All Directors and Executive Officers as a Group (12 persons)....            29,719,344 (11)          24%

------------------------
*     Less than 1%.
(1) Includes 560,000 shares subject to options held by Mr. Mays and 50,456 shares held by trusts of which Mr. Mays is trustee, but not beneficiary.
(2) Includes 1,085,556 shares subject to options held by Mr. Eller. In addition, pursuant to that certain Stockholders Agreement between the Company and EM Holdings LLC dated as of April 10, 1997, Mr. Eller is deemed to beneficially own 951,469 shares subject to a put right.
(3) Includes 19,788 shares subject to options held by Mr. Mays and 62,316 shares held by trusts of which Mr. Mays is trustee, but not beneficiary.
(4) Includes 52,250 shares subject to options held by Mr. Feld. Excludes 31,180 shares owned by Mr. Feld's wife, as to which Mr. Feld disclaims beneficial ownership.
(5) Includes 1,000 shares subject to options held by Mr. McCombs and 3,076,726 shares held by trusts of which Mr. McCombs is trustee, but not beneficiary.
(6)   Includes 52,250 shares subject to options held by Mr. Strauss.
(7)   Includes 33,500 shares subject to options held by Mr. Williams.
(8) Includes 951,469 shares subject to a put right held by Mr. Eller pursuant to that certain Stockholders Agreement between the Company and EM Holdings LLC dated as of April 10, 1997.
(9) Includes 19,788 shares subject to options held by Mr. Mays and 3,516 shares held by trusts of which Mr. Mays is trustee, but not beneficiary.
(10)  Address: One Post Office Square, Boston, Massachusetts 02109
(11) Includes 3,424,116 shares subject to options held by such persons and 3,304,899 shares held by trusts of which such persons are trustees, but not beneficiaries.


     PROPOSAL 1: AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
                   AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

         The current authorized capital stock of the Company consists of 2,000,000 shares of preferred stock, $1.00 par value (the "Preferred Stock"), and 150,000,000 shares of Common Stock, $.10 par value (the "Common Stock"), of which no shares of Preferred Stock and 123,954,756 shares of Common Stock were issued and outstanding at May 15, 1998. On May 5, 1998, the Board adopted a proposed amendment to Article IV of the Company's Restated Articles of Incorporation (the "Articles of Incorporation") increasing the authorized number of shares of Common Stock from 150,000,000 shares to 600,000,000 shares for submission to the shareholders. In addition to the 123,954,756 shares of Common Stock outstanding on May 15, 1998, approximately 2,929,000 shares are reserved for issuance upon exercise of currently outstanding options to purchase the Company's Common Stock and 4,640,840 shares are reserved for issuance upon conversion of the Company's 25/8% Senior Convertible Notes leaving approximately 18,475,404 shares available for issuance.

         Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company and ratably to receive dividends, if any, as may be declared from time to time by the Board from funds legally available therefor, subject to the payment of any outstanding preferential dividends declared with respect to any Preferred Stock that from time to time may be outstanding. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in any assets available for distribution to shareholders after payment of all obligations of the Company, subject to the rights to receive preferential distributions of the holders of any Preferred Stock then outstanding.

         If the proposed amendment is approved, all or any part of the authorized but unissued shares of Common Stock may thereafter be issued without further approval from the shareholders, except as may be required by law or the policies of any stock exchange on which the shares of stock of the Company may be listed, for such purposes and on such terms as the Board may determine. Holders of the capital stock of the Company do not have any preemptive rights to subscribe for the purchase of any shares of Common Stock, which means that current shareholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership.

         The proposed amendment will not affect the rights of existing holders of Common Stock except to the extent that future issuances of Common Stock will reduce each existing shareholders' proportionate ownership.

         If the proposed amendment is adopted, Section 1 of Article IV of the Articles of Incorporation would be amended to read as follows:

              "Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 602,000,000 shares, 600,000,000 of which shall be Common Stock ("Common Stock"), par value of $.10 each, and 2,000,000 of which shall be Preferred Stock ("Preferred Stock"), par value of $1.00 each."

         The proposed amendment to Article IV will not change any other aspect of Article IV.

         The Board has determined that it would be appropriate for the Company to increase the number of its authorized shares of Common Stock in order to have additional shares available for possible future acquisition or financing transactions, stock splits, stock dividends and other issuances, or to satisfy requirements for additional reservations of shares by reason of future transactions which might require increased reservations.

         Since May 1997, the Company has issued over 45 million shares of Common Stock in connection with various acquisition and financing transactions, including over 19 million shares issued in connection with the Company's recent merger with Universal Outdoor Holdings, Inc. The Company's ability to have additional shares of Common Stock available for issuance in possible future acquisitions and financings is an essential part of the Company's acquisition strategy. The Company has effected five-for-four stock splits in February 1992, February 1993, and February 1994, and two-for-one stock splits in November 1995 and December 1996. An increase in the number of shares of authorized Common Stock is necessary for the Company to complete the 2-for-1 stock split to be paid as a stock dividend announced by the Company on May 6, 1998 (the "Stock Split"). Other than the Stock Split, the Company currently has enough shares of Common Stock authorized for issuance to consummate all issuances of Common Stock that have been previously reserved for issuance without amending its Articles of Incorporation.

         The affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote at the Meeting is required in order to adopt the proposed amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the proposed amendment. Votes "withheld" or abstaining from voting will have the same effect as a negative vote or a vote "against" the proposed amendment. Furthermore, if you do not attend the meeting in person or return your properly completed and signed proxy card, you will effectively be voting against the amendment and the proposed two-for-one split. In addition, failure to obtain shareholder approval may have an adverse effect on the Company's acquisition strategy.

         The Board recommends that the shareholders vote "FOR" the proposed amendment.


     PROPOSAL 2: AMENDMENT OF THE ARTICLES OF INCORPORATION TO AUTHORIZE THE
                      ISSUANCE OF CLASS B PREFERRED STOCK

         On May 5, 1998, the Board adopted a proposed amendment to Article IV of the Articles of Incorporation to authorize the issuance of 8 million shares of a new class of preferred stock, par value $1.00 per share (the "Class B Preferred Stock").

         At present, the Articles of Incorporation authorize the Board to issue up to 2,000,000 shares of Preferred Stock at any time or from time to time, in one or more series, and to fix the rights, preferences, privileges and qualifications thereof without any vote or action by the shareholders. The proposed amendment would designate the existing 2,000,000 authorized shares of Preferred Stock as Class A Preferred Stock. Other than designating the existing 2,000,000 authorized shares of Preferred Stock as Class A Preferred Stock, the proposed amendment would have no effect on the terms of such Preferred Stock or on the Board's authority to issue and fix the rights, preferences, privileges and qualifications of such Preferred Stock. As is now the case with the Preferred Stock, the issuance of Class A Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock, and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company. No shares of Preferred Stock have ever been issued and the Company currently has no plans to issue any shares of the Class A Preferred Stock.

         Under the proposed amendment, the Board would be authorized to issue at any time or from time to time one or more series of Class B Preferred Stock and to fix the rights, preferences, privileges and qualifications of such Class B Preferred Stock without further vote or action by the shareholders provided that the holders of shares of the Class B Preferred Stock will not be entitled to more than one vote per share when voting as a class with the holders of shares of Common Stock.

         The issuance of Class B Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock. Even though voting rights of Class B Preferred Stock are limited as described above, the issuance of Class B Preferred Stock could be used to discourage attempts to acquire control of the Company and increase the Board's ability to continue then current management. Neither the Board nor management is considering the use of Class B Preferred Stock for such purposes and they are not aware of any present effort to accumulate the Company's securities for the purpose of gaining control of the Company. The Board and management represent that they will not issue, without prior shareholder approval, Class B Preferred Stock (i) for any defensive or anti-takeover purpose, (ii) to implement any shareholders' rights plan, or (iii) with features intended to make any attempted acquisition of the Company more difficult or costly. No Class B Preferred Stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue.

         It should be noted that the Company's existing Articles of Incoporation currently contain provisions that could have the effect of delaying or preventing a change of control of the Company such as the Board's present ability to issue shares of Preferred Stock without any vote or action by the shareholders. The Company is also subject to the provisions of the Texas Business Combination Law. In general, the law prohibits a Texas "issuing public corporation" from engaging in a "business combination" with an "affiliated shareholder," or an affiliate or associate thereof, for a period of three years after the date of the transaction in which the person became an affiliate shareholder, unless the business combination is approved in a prescribed manner.

         Assuming that Proposal 1 increasing the number of authorized shares of Common Stock as described above is approved, if the proposed amendment is adopted, Section 1 and Section 2 of Article IV of the Articles of Incorporation would be amended to read as follows:

       "Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 610,000,000 shares, consisting of three classes of capital stock:

                  (a) 600,000,000 shares of Common Stock ("Common Stock"), par value of $.10 each;

                  (b) 2,000,000  shares  of Class A  Preferred  Stock  ("Class A
                      Preferred Stock"), par value of $1.00 each; and

                  (c) 8,000,000  shares  of Class B  Preferred  Stock  ("Class B
                      Preferred Stock"), par value of $1.00 each.

              Section 2.  Preferred Stock; Designations, Preferences, etc.

                  (a) Class A Preferred Stock. Shares of Class A Preferred Stock
                      may be issued from time to time in one or more series. The Corporation's Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Class A Preferred Stock in series, and by filing a statement pursuant to the applicable law of the State of Texas to establish from time to time the number of shares to be included in each such series, to determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each series of Class A Preferred Stock and may increase or decrease the number of shares within such series; provided, however, that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then outstanding and may not increase the number of shares within a series above the total number of authorized shares of Class A Preferred Stock for which the powers, designations, preferences and rights have not otherwise been set forth herein. Each share of any series of Class A Preferred Stock shall be identical with all other shares of such series.

                  (b) Class B Preferred Stock. Shares of Class B Preferred Stock
                      may be issued from time to time in one or more series. The Corporation's Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Class B Preferred Stock in series, and by filing a statement pursuant to the applicable law of the State of Texas to establish from time to time the number of shares to be included in each such series, to determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each series of Class B Preferred Stock; provided, however, that the holders of shares of any series of Class B Preferred Stock shall not be entitled to more than one vote per share when voting as a class with the holders of shares of Common Stock. The Board of Directors is further authorized, subject to limitations prescribed by law, to increase or decrease the number of shares within any series of Class B Preferred Stock; provided, however, that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then outstanding and may not increase the number of shares within a series above the total number of authorized shares of Class B Preferred Stock for which the powers, designations, preferences and rights have not otherwise been set forth herein. Each share of any series of Class B Preferred Stock shall be identical with all other shares of such series."

         The proposed amendment to Article IV will not change any other aspect of Article IV.

         Preferred stock is a widely used and attractive form of equity financing. The Board believes that amending the Articles of Incorporation to permit the Board to authorize the issuance of Class B Preferred Stock will provide flexibility for future financings. The Company also could issue Class B Preferred Stock for other corporate purposes, such as to implement equity alliances or to make acquisitions. However, the Company currently has no plans to issue any shares of Class B Preferred Stock. If the proposed amendment is approved, the Board will be able to specify the precise characteristics of Class B Preferred Stock to be issued, depending on current market conditions and the nature of specific transactions. The Board believes that, as structured, the authorization of the Class B Preferred Stock is in the best interest of shareholders and the Company since it could not disproportionately affect the voting power of existing shareholders, is consistent with corporate governance principles, and will enable the Company to take advantage of financing alternatives at lower effective costs.






         The affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote at the Meeting is required in order to adopt the proposed amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the proposed amendment. Votes "withheld" or abstaining from voting will have the same effect as a negative vote or a vote "against" the proposed amendment. Furthermore, if you do not attend the meeting in person or return your properly completed and signed proxy card, you will effectively be voting against the amendment.

         The Board recommends that the shareholders vote "FOR" the proposed amendment.


                                          SHAREHOLDER PROPOSALS

         A proper proposal submitted by a Company shareholder for consideration at the Company's 1999 Annual Meeting of Shareholders and received at the Company's executive offices no later than December 30, 1998 will be included in the Company's Proxy Statement and form of proxy relating to such Annual Meeting. If the proposal is adopted, it will be included in the information statements distributed to shareholders.


                                                 GENERAL

         Neither management nor the Board knows of any matter to be acted upon at the Meeting other than the matters described above. If any other matter properly comes before the Meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

         The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. The Company has also retained Georgeson & Company Inc. to aid in the solicitation of proxies, at an estimated cost of [$10,000] plus reimbursement of reasonable out-of-pocket expenses. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses connected therewith.


                                                              Kenneth E. Wyker
                                                              Secretary

                       CLEAR CHANNEL COMMUNICATIONS, INC.

             Proxy Solicited on Behalf of the Board of Directors for a Special Meeting of Shareholders to be held July 13, 1998

         The undersigned hereby appoints L. Lowry Mays and Alan D. Feld, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of CLEAR CHANNEL COMMUNICATIONS, INC. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at a Special Meeting of Shareholders of said Company to be held in San Antonio, Texas on July 13, 1998 at 11:00 A.M., central time, or at any adjournments or postponements thereof, with all powers the undersigned would possess of then personally present, as indicated on the reverse side.

         This undersigned acknowledges receipt of notice of said meeting and accompanying Proxy Statement and ratifies and confirms all acts that any of the said proxy holders or their substitutes may lawfully do or cause to be done by virtue hereof.

                   (Continued and to be dated and signed on the reverse side.)

                                          CLEAR CHANNEL COMMUNICATIONS, INC.
                                          P.O. BOX 11181
                                          NEW YORK, N.Y.  10203-0181



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1.       Amendment of the Company's  Articles of  Incorporation  to increase the number of authorized shares of Common Stock.

         FOR [  ]   AGAINST [  ]   ABSTAIN [  ]

2. Amendment of the Company's Articles of Incorporation to authorize the issuance of a new class of preferred stock.

         FOR [  ]   AGAINST [  ]   ABSTAIN [  ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.

Change of Address and/or Comments:  [  ]

         Please sign your name exactly as it appears hereon. Joint owners should sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title.


Dated:____________________________________, 1998


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Shareholder's signature


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Shareholder's signature if stock held jointly

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

Votes MUST be indicated (X) in Black or Blue Ink.